UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2021

Date of Report (Date of earliest event reported)

CYNERGISTEK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (DE)

(State or other jurisdiction of incorporation)

000-27507	37-1867101
(Commission File Number)	(I.R.S. Employer Identification No.)

11940 Jollyville Road, Suite 300-N

Austin, Texas 78759

(Address of principal executive offices)

(512) 402-8550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTEK	NYSE American

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Caleb Barlow and Appointment of Michael “Mac” McMillan as President and Chief Executive Officer

On July 26, 2021, Caleb Barlow notified the Board of Directors (the “Board”) of CynergisTek, Inc. (the “Company”) of his resignation as the President and Chief Executive Officer of the Company, effective immediately. Mr. Barlow also informed the Board of his resignation as a member of the Board, to be effective August 26, 2021.  The Board accepted Mr. Barlow’s resignation and, on July 26, 2021, appointed Michael “Mac” McMillan, 64, as President and Chief Executive Officer of the Company, effective immediately.

McMillan Employment Agreement and Experience

In connection with Mr. McMillan’s appointment as President and Chief Executive Officer, the Company and Mr. McMillan entered into an employment agreement (the “Employment Agreement”) to be effective as of July 26, 2021 (the “Effective Date”).  Pursuant to the Employment Agreement, Mr. McMillan will have the duties and responsibilities as are commensurate with the positions of President and Chief Executive Officer, as reasonably and lawfully directed by the Board.   The initial term of the Employment Agreement is 12 months from the Effective Date.

Pursuant to the Employment Agreement, Mr. McMillan’s base salary will be $300,000. Except in the event that Mr. McMillan’s employment is terminated for Cause (as defined below), the Base Salary is guaranteed and shall, in any event, be paid through the end of the 12-month term of the Employment Agreement. Mr. McMillan will be entitled to reimbursement for all reasonable, out-of-pocket expenses incurred by him in the performance of his duties on behalf of the Company, and will be eligible for all customary and usual fringe benefits generally available to executives of Company, subject to the terms and conditions of Company’s benefit plan documents; provided, however, that the Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Mr. McMillan.  The Company has the right to terminate Mr. McMillan’s employment for “Cause,” which is defined in the Employment Agreement to mean: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Mr. McMillan with respect to his obligations or otherwise relating to the business of Company; (b) Mr. McMillan’s material breach of the Employment Agreement; and (c) Mr. McMillan’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. McMillan has been a member of the Board since January 2017.  Mr. McMillan Co-Founded CTEK Security, Inc. (formerly CynergisTek, Inc.) in 2004 and served as its CEO from its inception until his retirement from the position in December of 2019.  Mr. McMillan also previously served as the Company’s President and Chief Strategy Officer beginning in January 2017 and then as its President and CEO beginning in October 2017 until he stepped down from the position in July 2019, at which time he was given the honorary title of President and CEO Emeritus by the Board.  Mr. McMillan is recognized as a HIMSS Fellow, former Chair of the HIMSS Privacy & Security Steering committee, Work Group and Policy Task Force. He is recognized as a Lifetime CHIME Fellow, served on the CHIME Board of Advisors for AEHIS, the Most Wired Advisory Board, contributed to Healthcare’s Cybersecurity Model for the Baldridge award and advised KLAS on defining its cybersecurity criteria.  Mr. McMillan has been an advisor, advocate, and role model to the HIT security community by sharing his passion to educate the industry on the importance of security since his retirement from the federal government in 2000.  Mr. McMillan is the recipient of the CHIME Foundation Industry Leader Award for Career Excellence, the Baldrige Foundation Award for Leadership Excellence in the Cybersecurity Sector and the HIMSS John A Page Distinguished Fellows Service Award.

Mr. McMillan has been a thought leader in cybersecurity and privacy issues in healthcare and has been recognized for his many contributions to the industry. He was recognized by Health Data Management as one of the Top 50 influencers in health IT, by Becker’s Hospital Review’s lists of influential healthcare IT leaders by both its writers and readers and named one of the top 10 health information security influencers by HealthInfoSecurity. Mr. McMillan has served on several advisory boards, such as HIT Exchange HealthTech Industry, HealthInfoSecurity Editorial Advisory Board and Healthcare Innovations Advisory Board.  He has impacted healthcare security through broadcast and literature. This has led to his contribution in hundreds of articles, blog posts, podcasts, and news stories.  He has testified in front of Congress and supported industry efforts at congressional outreach on privacy and cybersecurity issues.  These efforts helped build a strong foundation of understanding the importance of security in healthcare and allowed him to promote many issues such as medical device security, telehealth security, and the shortage of cybersecurity professionals in healthcare organizations.  He is a contributing author for two books on Cybersecurity and Risk Management in Healthcare.

Deeply passionate about solving the problem of the overwhelming shortage of qualified cyber professionals, he has a been a strong advocate and personal contributor to the CyberPatriot Program which provides opportunities and scholarships for young people, K-12, to enter STEM programs in college and hopefully careers beyond. He is a strong proponent of women in cybersecurity and has supported his beliefs through his leadership at the Company as well as with other organizations.  He teaches and supports curriculum development at several universities in Health Administration, Health Information Management and cybersecurity programs.  He is a faculty Affiliate at the University of Texas in their cybersecurity for healthcare program and member of the Texas State University MHIM Advisory Board on Cybersecurity.

Mr. McMillan has also worked in the financial sector, has served as Director of Security for two separate Defense Agencies and sat on numerous interagency intelligence and security countermeasures committees while serving in the U.S. government. He holds a Master of Arts degree in National Security and Strategic Studies from the U.S. Naval War College and a Bachelor of Science degree in Education from Texas A&M University. He is a graduate of the Senior Officials in National Security program at the JF Kennedy School of Government at Harvard University and a 1993/4 DoD Excellence in Government Fellow.  He retired from the US Marine Corps as an Intelligence Officer after 21 years of service.  As a DoD Civilian he received both the DoD Gold and Silver Medals for Distinguished Service. Mr. McMillan brings many years of entrepreneurial experience in cybersecurity consulting.

There are no arrangements or understandings between Mr. McMillan and any other persons pursuant to which he was appointed as President and Chief Executive Officer. There are also no family relationships between Mr. McMillan and any of our directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as set forth herein.

Item 7.01Regulation FD Disclosure

On July 26, 2021, the Company issued a press release announcing the resignation of Mr. Barlow and the appointment of Mr. McMillan.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	McMillan Employment Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNERGISTEK, INC.

Date:	July 26, 2021
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer